SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2002

THE SEIBELS BRUCE GROUP, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-8804	57-0672136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Lady Street (Post Office Box 1) Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (803) 748-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.              Other Events

          On September 12, 2002, The Seibels Bruce Group, Inc. (the “Company”) issued a press release announcing that it had received notice from the Federal Emergency Management Agency (“FEMA”) that FEMA did not intend to offer the Company a Financial Assistance/Subsidy Arrangement with the Federal Insurance and Mitigation Administration for the fiscal year beginning October 1, 2002.  A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.

Item 7.              Financial Statements and Exhibits

                          The following exhibit is filed herewith and made a part hereof.

Exhibit No.		Description

99	—	Press Release dated September 12, 2002

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 12, 2002

THE SEIBELS BRUCE GROUP, INC.

By:	/s/ Matthew P. McClure
Matthew P. McClure
Corporate Secretary